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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Amendment No. 3 to Registration Statement No. 333-71094 of Herbst Gaming, Inc. on Form S-4 of our report dated July 27, 2001 (except for Note 1 as to which the date is August 24, 2001 for paragraphs 1 and 3), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP

Las Vegas, Nevada
December 17, 2001

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EXHIBIT 23.1